Exhibit 10.2
Sanlam Health Addendum to Robertson Technologies Licensing,
Distribution Agreement with Montana Health
PHASE 1
Robertson Technologies Licensing, LLC (“Robertson”) and Montana Healthcare Solutions (Pty) Ltd (“Montana Health”) entered into a contract entitled Product Distribution Agreement dated December 6, 2010. The parties wish to enter into an agreement with Sanlam Health (“Sanlam”) for the purpose of delivering diagnostics, electronic health records (“EHR”), and health insurance applications to subscribers of MTN, a mobile telephone service provider in Africa. Effective as of December 6, 2010 the contract will be supplemented as follows:
I. PROJECT SUMMARY. PHASE 1.
MTN subscribers will download the RHealth Advisor (“RHA”) mobile application. Users will enter their age and gender, initiating the EHR, and have the ability to self diagnose. Depending on level of severity; the user will be guided to treatments available or appropriate next level of care. This diagnosis will be passed from RHA to Sanlam (via reports) for follow up through voice call back to initiate risk management protocols.
II. PERFORMANCE MEASURES
A.	Robertson Deliverables:
1.	Robertson will provide a Mobile applet to be made available by Sanlam and MTN subscribers
2.	Robertson will provide tailored medical data for the South Africa consumer user base for this project and continue to maintain and update the data for the duration of the project.
3.	Robertson will investigate and, if found to be possible, will provide the ability to save each diagnosis generated into the EHR. Currently users have the option to save, however, Sanlam prefers to have symptoms and diagnostic information to automatically save in the EHR for each case.
4.	Support. Robertson will support its business technology systems, deliverance of technology to consumer sector, and expertise in handling medical and technical questions. Robertson will be available as Tier 3 support for queries referred from Montana Health regarding medical or technological questions that are related to RHealth Advisor applet.
5.	Robertson will provide training on its products and services to Montana Health and its agents and contractors. Once trained, Montana Health will become a technical implementation partner with Robertson with the capabilities of training all future contractors, agents, distribution outlets.
B.	Montana Deliverables:
1.	Montana Health will provide business analysis services, technology consulting services and regulatory consulting services to Sanlam
2.	Account management. Montana Health will maintain the relationship with Sanlam.

3.	Montana Health will provide tier 1 and 2 support during hours (8am to 5pm SAST) to Sanlam. Montana Health will be responsible for escalating any issues unable to be resolved immediately to RGHS.

III. Revenue Sharing.
Implementation Fee: $41, 500.00 USD (this is a 1-time payment)
Robertson Health: 100%

*	To be paid upon signature of contract between Montana Health and Sanlam Health

Element	Response	Amount	Responsible Party
Infrastructure Support
Build-out & Setup	No	$0
Hosting	No	$0
Implementation
Application Configuration	Yes	$16,500	Robertson
Mobile Configuration	No	$0
Regionalization	Yes	$10,000	Robertson
Training	Yes	$5,000	Robertson & Montana Health
Post-Implementation Support	Yes	$10,000	Robertson & Montana Health

Total		$41,500

Contracted Minimum: $10,000.00 USD per month
Montana Health: 30%
Robertson Health: 70%
Module License: Transactional Based
Montana Health: 30%
Robertson Health: 70%

Note:	The transactions are billed in addition to the minimum contracted amount above each month.

License Price / Module / Year

						MTN
						Annual
			Data	Health		User
Min	Max	NxOpinion	Collection	Tips	EHR	Registration
Transaction Volume
1	50,000	$0.25	$0.25	$0.15	$0.25	$0.90
50,001	100,000	$0.25	$0.25	$0.15	$0.25	$0.90
100,001	500,000	$0.15	$0.15	$0.10	$0.20	$0.60
500,001	1,000,000	$0.15	$0.15	$0.10	$0.20	$0.60
1,000,001	5,000,000	$0.05	$0.05	$0.05	$0.15	$0.30
5,000,001	10,000,000	$0.05	$0.05	$0.05	$0.15	$0.30
10,000,001	999,999,999	$0.05	$0.05	$0.05	$0.15	$0.30
IV. Billing.
Montana Health will bill Sanlam Health each month for the total MTN user registrations based upon the license price (aggregate annual volume tier) / module / year chart within this agreement (in local currency equivalent as set at the date of the contract signing between Sanlam Health and Montana Health). Montana Health will distribute funds to Robertson Health according to the revenue sharing percentages agreed upon in this agreement; distributions are to be within 30 days of payment from Sanlam Health. Montana Health will invoice Sanlam Health on a 30 day basis.

[SIGNATURE PAGE]
This Amendment to the Agreement is entered into by the parties as of the Effective Date.
DATE: December 6, 2010

Technology Provider:			Technology Distributor:
Robertson Technologies Licensing, LLC			Montana Healthcare Solutions (Pty) Ltd

Sign:	/s/ Joel Robertson		Sign:	/s/ Nicola Brink
	Name:	Joel Robertson		Name:	Nicola Brink
	Title:	CEO		Title:	Director